SECOND AMENDMENT OF LEASE AGREEMENT

            This Second Amendment of Lease Agreement is made this 5th day of April, 1996, by and between C & S ASSOCIATES, VIII, a general partnership organized and existing under and by virtue of the laws of the State of New York, having its principal office at 350 Essjay Road, Suite 101, Williamsville, New York 14221 (the "Sublessor", and HAYDEN-WEGMAN, INC., a corporation organized and existing under and by virtue of the laws of the State of New York, with its address at 455 Commerce Drive, Amherst, New York 14228 (the "Sublessee").

            WHEREAS, Sublessor and Sublessee entered into a lease agreement dated January 16, 1986, pursuant to which Sublessor leases to Sublessee 4,296 square feet of space in its building known as 455 Commerce Drive (the "Sublease Agreement"), which Sublease Agreement was modified by an Amendment dated April 2, 1991 that extended the lease term for five (5) years; and

            WHEREAS, Sublessor and Sublessee wish to modify the Lease Agreement to extend the lease term for five (5) years (" Second Renewal Term").

            NOW, THEREFORE, in consideration of the foregoing the parties agree as follows:

            1.    All references to the Lease Term shall be deemed to include the
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                  Second Renewal Term.

            2. The Second Renewal Term shall be for a period of five (5) years, which term shall commence on April 1, 1996 and shall terminate on March 31, 2001.

            3. Commencing on April 1, 1996 base monthly rent for the Second Renewal Term will be Eleven Dollars and No/100 ($11.00) per square foot, or Three Thousand Nine Hundred Thirty Eight Dollars and No/100 ($3,938.00) per month, or Forty Seven Thousand, Two Hundred Fifty Six Dollars and No/100 ($47,256.00) per year.

            4. Sublessor hereby agrees to amortize Eleven Thousand Eight Hundred Twenty Dollars and 63/100 ($11,820.63) in past due rent and additional rent as detailed on Exhibit A attached hereto. The amortization of this amount is included in the new rent commencing April 1, 1996.

            5. Upon the date of the execution of this Amendment, Tenant shall deposit with Landlord the sum of Eight Thousand Nine Hundred Forty Nine Dollars and No/100 ($8,949.00) representing the balance due of the Security Deposit. After the twenty fourth
                  (24th) month of this Second Renewal Term the security deposit ($8,949.00) will be refunded to the Sublessee if the Sublessee makes payment each and every month up to and including the twenty fourth month, without any late payments as defined in the Lease, or if the Sublessee is acquired by another entity whose financial statements are satisfactory to the Sublessor and the acquiring company guarantees the payment of rent.

            6. Sublessee will have the option to cancel this Lease after the first two years of the Second Renewal Term if it, or its assigns or successors, no longer maintains an office within a 50 mile radius of its current location and Sublessee delivers a check in the amount of Seven Thousand Three Hundred Dollars and No/100 ($7,300.00) along with a written notice of cancellation no later than the 21st month of the Renewal Term.

            7. Except as hereby modified the Lease Agreement is unchanged and is hereby ratified and remains in full force and effect.

            8. This Second Amendment to Sublease Agreement shall be effective upon consent of the Agency and the Bondholder.

STATE OF NEW YORK )
                  )SS:
COUNTY OF ERIE    )

            On the 9th day of April, 1996, before me personally came William B. Stark, Jr., to me personally known, who, being by me duly sworn did depose and say that he resides at Williamsville, NY; that he is a general partner of C& S ASSOCIATES, VIII, the partnership described in and which executed the foregoing instrument and that he signed his name thereto as such general partner.

                                        /s/ Mary Lou Scharf
                                        -------------------
                                        Notary Public

                                                       MARY LOU SCHARF
                                               Notary Public, State of New York
                                                   Qualified in Erie County
                                             My Commission Expires April 1, 1997

STATE OF NEW YORK  )
                   ) SS:
COUNTY OF NEW YORK )

            On the 5th day of April, 1996, before me personally came Robert A. Pocsik, to me personally known, who, being by me duly sworn did depose and say that he works at 330 W. 42 Street NY, NY 10036; that he is the President of HAYDEN-WEGMAN, INC., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order.

                                        CARLENE M. FEELEY
                                        -------------------
                                        Notary Public

                   CARLENE M. FEELEY
            Notary Public, State of New York
                    No. 01FE5044110
              Qualified in New York County
            Commission Expires May 22, 1997

            IN WITNESS WHEREOF, the parties have executed this Second Amendment to Lease Agreement as of the first written date above.

                                        C & S ASSOCIATES, VIII

                                        By /s/ William B. Stark, Partner
                                           -----------------------------


                                        HAYDEN-WEGMAN, INC.

                                        By /s/ Robert A. Pocsik
                                           -----------------------------

                                        Title President/Chairman
                                              --------------------------